Exhibit 99.1
Synalloy Reports Record First Quarter 2022 Results
2022 Starts Strong with Second Consecutive Quarter of Record Results for Net Sales, Net Income and Adjusted EBITDA

Poised to Continue Executing on Strategic Priorities Throughout the Year
Oak Brook, Illinois, May 10, 2022 - Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of piping, tubing and specialty chemicals, is reporting its results for the first quarter ended March 31, 2022.

First Quarter 2022 Summary

(in millions, except per share and margin)	Q1 2022[1]	Q1 2021	Change
Net Sales	$116.2	$69.8	67%
Gross Profit	$22.5	$8.7	158%
Gross Profit Margin	19.4%	12.5%	690bps
Net Income (Loss)	$10.3	$1.1	838%
Diluted Earnings (Loss) per share	$0.99	$0.12	725%
Adjusted EBITDA	$17.0	$4.9	248%
Adjusted EBITDA Margin	14.6%	7.0%	760bps
1 The first quarter of 2022 included $7.5 million in net sales, $0.2 million in net income and $0.8 million in adjusted EBITDA from the acquisition of DanChem, which closed on October 22, 2021.

Management Commentary
“We started the year off strong with a second consecutive quarter of record results as we continued to make significant progress with our turnaround strategy,” said Chris Hutter, president and CEO of Synalloy. “The pricing environment remained strong for both business segments and we excelled at expanding our sales funnel and integrating operations of our chemicals segment. The improvements we're in the process of making create a more efficient operating structure, allowing us to better capitalize on the dynamics within our end markets.

“Looking at the balance of the year, we are in a strong position to continue executing on the priorities we’ve laid out. While the macro-environment remains dynamic, we have confidence in the steps we’ve taken to operate more efficiently and achieve our goal of maintaining competitiveness throughout all environments. We remain committed to driving long-term shareholder value and are pleased that our strong results position us well to continue to build a robust and valuable platform.”

First Quarter 2022 Financial Results
Net sales increased 67% to $116.2 million compared to $69.8 million in the prior year period. The increase was primarily driven by continued strong demand from end-markets across both business segments leading to higher average selling prices.

Gross profit increased significantly to $22.5 million, or 19.4% of net sales, compared to $8.7 million, or 12.5% of net sales, in the first quarter of 2021. Gross profit and gross margin continued to benefit from increased customer demand of higher margin products and a favorable surcharge market environment, offset by increased raw material and freight costs.

Net income increased significantly to $10.3 million, or $0.99 diluted earnings per share, compared to a net income of $1.1 million, or $0.12 diluted earnings per share, in the first quarter of 2021. The increase was primarily a result of the continued strong net sales and commensurate gross profit performance.

Adjusted EBITDA increased significantly to $17.0 million compared to $4.9 million in the first quarter of 2021. Adjusted EBITDA margin also improved 760 basis points to 14.6% compared to 7.0% in the prior year period.

Segment Results
Metals – Net sales in the first quarter of 2022 increased 60% to $88.5 million compared to $55.2 million in the first quarter of 2021. Operating income in the first quarter increased significantly to $14.5 million compared to $2.6 million in the prior year period. Adjusted EBITDA in the first quarter increased significantly to $16.4 million compared to $4.9 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA improved 970 basis points to 18.5% compared to 8.8% in the first quarter of 2021.

Specialty Chemicals – Net sales in the first quarter of 2022 increased 90% to $27.7 million compared to $14.6 million in the first quarter of 2021. Operating income in the first quarter increased significantly to $2.4 million compared to $1.1 million in the prior year period. Adjusted EBITDA in the first quarter increased significantly to $3.4 million compared to $1.5 million in the prior year period. Adjusted EBITDA margin improved 210 basis points to 12.2% compared to 10.1% in the first quarter of 2021.

Liquidity
As of March 31, 2022, total debt was $71.1 million under the Company’s revolving credit facility, compared to $70.4 million in debt at December 31, 2021. As of the end of the first quarter of 2022, the Company had $38.6 million of remaining available borrowing capacity under its revolving credit facility, compared to $39.4 million at December 31, 2021.

Conference Call
Synalloy will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2022.
Synalloy management will host the conference call, followed by a question-and-answer period.
Date: Tuesday, May 10, 2022
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-866-374-5140
International dial-in number: 1-404-400-0571
Conference ID: 38157095
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.
The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.synalloy.com.
About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its web site at www.synalloy.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw material availability; financial stability of the Company’s customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with acquisitions; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by the Company’s debt financing arrangements; and other risks detailed from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income.
Management believes that these non-GAAP measures provide additional useful information to allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Company Contact
Aaron Tam
Chief Financial Officer
1-804-822-3260
Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
SYNL@gatewayir.com

SYNALLOY CORPORATION
Condensed Consolidated Balance Sheets
($ in thousands)

	(Unaudited)
	March 31, 2022	December 31, 2021
Assets
Cash	$1,241	$2,021
Accounts receivable, net of allowance for credit losses of $456 and $216, respectively	67,819	50,126
Inventories, net	112,114	103,249
Prepaid expenses and other current assets	3,808	3,728
Assets held for sale	797	855
Total current assets	185,779	159,979

Property, plant and equipment, net	42,720	43,720
Right-of-use assets, operating leases, net	30,431	30,811
Goodwill	12,637	12,637
Intangible assets, net	13,661	14,382
Deferred charges, net	278	302
Other non-current assets	4,127	4,171
Total assets	$289,633	$266,002

Liabilities and Shareholders' Equity
Accounts payable	$44,268	$32,318
Accounts payable - related parties	2	2
Accrued expenses and other current liabilities	13,609	12,407
Current portion of long-term debt	2,464	2,464
Current portion of earn-out liability	891	1,961
Current portion operating lease liabilities	1,140	1,104
Current portion of finance lease liabilities	248	233
Total current liabilities	62,622	50,489

Long-term debt	68,610	67,928
Long-term portion of operating lease liabilities	31,748	32,059
Long-term portion of finance lease liabilities	1,362	1,414
Deferred income taxes	2,861	2,433
Other long-term liabilities	76	89
Shareholders' equity	122,354	111,590
Total liabilities and shareholders' equity	$289,633	$266,002
Note: The condensed consolidated balance sheet at December 31, 2021 has been derived from the audited consolidated financial statements at that date.

SYNALLOY CORPORATION
Condensed Consolidated Statements of Operations - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net sales
Metals Segment	$88,497	$55,213
Specialty Chemicals Segment	27,721	14,565
	$116,218	$69,778
Operating income
Metals Segment	$14,492	$2,577
Specialty Chemicals Segment	2,387	1,056

Unallocated expense (income)
Corporate	3,029	1,767
Acquisition costs and other	531	—
Proxy contest costs and recoveries	—	(464)
Earn-out adjustments	102	225
Operating income	13,217	2,105
Interest expense	403	387
Change in fair value of interest rate swap	—	(2)
Loss on extinguishment of debt	—	223
Other, net	(35)	162
Income before income taxes	12,849	1,335
Income tax provision	2,589	241
Net income	$10,260	$1,094

Net income per common share
Basic	$1.00	$0.12
Diluted	$0.99	$0.12

Average shares outstanding
Basic	10,209	9,191
Diluted	10,320	9,288

Other data:
Adjusted EBITDA[1]	$16,961	$4,875
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, loss on extinguishment of debt, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

SYNALLOY CORPORATION
Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net income	$10,260	$1,094
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	2,116	1,817
Amortization expense	721	680
Amortization of debt issuance costs	25	21
Loss on extinguishment of debt	—	223
Deferred income taxes	428	(41)
Earn-out adjustments	102	225
Payments of earn-out liabilities in excess of acquisition date fair value	(372)	—
Provision for losses on accounts receivable	240	12
Provision for losses on inventories	496	184
(Gain) loss on disposal of property, plant and equipment	(5)	28
Non-cash lease expense	107	124
Change in fair value of interest rate swap	—	(2)
Issuance of treasury stock for director fees	254	—
Stock-based compensation expense	132	187
Changes in operating assets and liabilities:
Accounts receivable	(17,933)	(11,181)
Inventories	(9,302)	(3,866)
Other assets and liabilities	(27)	38
Accounts payable	11,950	6,357
Accrued expenses	(959)	(569)
Accrued income taxes	2,161	3,901
Net cash provided by (used in) operating activities	394	(768)
Investing activities
Purchases of property, plant and equipment	(1,117)	(245)
Proceeds from disposal of property, plant and equipment	5	18
Net cash used in investing activities	(1,112)	(227)
Financing activities
Borrowings from long-term debt	122,068	14,730
Proceeds from the exercise of stock options	118	—
Payments on long-term debt	(121,386)	(12,333)
Principal payments on finance lease obligations	(62)	(10)
Payments on earn-out liabilities	(800)	(1,029)
Payments for termination of interest rate swap	—	(46)
Payments for deferred financing costs	—	(155)
Net cash provided by financing activities	(62)	1,157
(Decrease) increase in cash and cash equivalents	(780)	162
Cash and cash equivalents, beginning of period	2,021	236
Cash and cash equivalents, end of period	$1,241	$398

SYNALLOY CORPORATION
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended March 31,
($ in thousands)	2022	2021
Consolidated
Net income	$10,260	$1,094
Adjustments:
Interest expense	403	387
Change in fair value of interest rate swap	—	(2)
Income taxes	2,589	241
Depreciation	2,116	1,817
Amortization	721	680
EBITDA	16,089	4,217
Acquisition costs and other	531	—
Proxy contest costs and recoveries[1]	—	(464)
Loss on extinguishment of debt	—	223
Earn-out adjustments	102	225
Loss on investment in equity securities and other investments	—	363
Stock-based compensation	132	187
Non-cash lease expense	107	124
Adjusted EBITDA	$16,961	$4,875
% sales	14.6%	7.0%

Metals Segment
Net income	$14,424	$2,538
Adjustments:
Interest expense	—	—
Depreciation expense	1,213	1,393
Amortization expense	625	680
EBITDA	16,262	4,611
Earn-out adjustments	102	225
Stock-based compensation	35	38
Metals Segment Adjusted EBITDA	$16,399	$4,874
% segment sales	18.5%	8.8%

Specialty Chemicals Segment
Net income	$2,378	$1,055
Adjustments:
Interest expense	9	—
Depreciation expense	886	386
Amortization expense	96	—
EBITDA	3,369	1,441
Stock-based compensation	6	31
Specialty Chemicals Segment Adjusted EBITDA	$3,375	$1,472
% segment sales	12.2%	10.1%
1Proxy contest costs and recoveries for the year ended December 31, 2021 are reimbursements of documented, out-of-pocket costs to Privet and UPG partially offset by insurance recoveries for costs related to the 2020 shareholder activism.